Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form 20-F of our report dated September 29, 2022, relating to the consolidated financial statements of Apollomics Inc., appearing in Registration Statement No. 333-268525 on Form F-4 of Apollomics Inc. We also consent to the reference to us under the heading “Statement by Experts” in this Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

March 31, 2023